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                                                                    Exhibit 10.9
                                                                    ------------


                        WADDELL & REED FINANCIAL, INC.
                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                                   ARTICLE 1
                              Purpose of the Plan

        Section 1.1. Purpose. The purpose of the 1998 Non-Employee Director Stock Option Plan is to attract and retain highly qualified and capable Non-Employee Directors and to promote the long-term growth of Waddell & Reed Financial, Inc. by providing a vehicle for Non-Employee Directors to increase their proprietary interest in Waddell & Reed Financial, Inc. The Plan will be effective for Annual Compensation payable in 1998 or thereafter.

                                   ARTICLE 2
                                  DEFINITIONS

        Section 2.1. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

        "Acquisition" has the meaning assigned such term in Section 9.3 hereof.

        "Acquisition Consideration" has the meaning assigned such term in
Section 9.3 hereof.

        "Annual Compensation" means the annual cash retainer and meeting fees payable by the Company to a Non-Employee Director for services as a director (and, if applicable, as the member or chairman of a committee of the Board) of the Company, as such amount may be changed from time to time. For purposes of an election to receive Options under the Plan in lieu of Annual Compensation, meeting fees will be deemed to be earned at the beginning of the year for all scheduled meetings during the year, whether or not the Optionee later attends such meetings.

        "Beneficiary" means any person or persons designated by a Participant, in accordance with procedures established by the Committee or Plan Administrator, to receive benefits hereunder in the event of the Participant's death. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's surviving spouse, or, if none, the Participant's surviving descendants (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant's estate.

        "Board" means the Board of Directors of the Company.

        "Business Day" means a day on which the New York Stock Exchange or any national securities exchange or over-the-counter market on which the Shares are traded is open for business.

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        "Change in Control" means any of the following that occurs more than twelve months after the Company's initial public offering:

                (i) when any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or a subsidiary thereof or any Company employee benefit plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                (ii) the occurrence of any transaction or event relating to the Company that is required to be described pursuant to the requirements of
Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act;

                (iii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board, cease for any reason other than death to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

                (iv) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary thereof through the purchase of assets, by merger, or otherwise.

        "Committee" means the Compensation Committee of the Board.

        "Company" means Waddell & Reed Financial, Inc., a Delaware corporation.

        "Disability" means total and permanent disability as determined under the Company's long term disability program, whether or not the Optionee is covered under such program. If no such program is in effect, the Disability of a Participant shall be determined in good faith by the Board (excluding the Participant).

        "Election Date" means the date established by the Plan as the date by which a Participant must submit a valid Primary Election Form to the Plan Administrator in order to participate in the Plan for a calendar year. For each calendar year, the Election Date is December 31 of the preceding calendar year; provided, however, that the Election Date for a newly eligible Participant shall be the 30th day following the date on which such individual becomes a Non-Employee Director.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, as of any given date, the closing price of the Stock on such date on the New York Stock Exchange Composite Tape.

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        "Interest Account" means the account established by the Company for each
Participant for Annual Compensation deferred pursuant to the Plan and which shall be credited with interest on the last day of each calendar quarter (or such other day as determined by the Plan Administrator). The maintenance of individual Interest Accounts is for bookkeeping purposes only.

        "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any subsidiary (as determined by the Committee).

        "Option" means an option to purchase Shares awarded under Article 6.

        "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director pursuant to Article 6.

        "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's Beneficiary.

        "Participant" means any Non-Employee Director who is participating in the Plan.

        "Plan" means the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Option Plan.

        "Plan Administrator" means the Committee or its delegee of administrative duties under the Plan pursuant to Section 3.2.

        "Primary Election Form" means a form, substantially in the form attached hereto as Exhibit A, pursuant to which a Non-Employee Director elects to defer Annual Compensation under the Plan.

        "Secondary Election Form" means a form, substantially in the form attached hereto as Exhibit B, pursuant to which a Non-Employee Director elects to convert previously deferred compensation to Options pursuant to Section 6.1 of the Plan.

        "Shares" means shares of the common stock of the Company.

        "Stock Option Award Notice" means a written award notice to a Non-Employee Director from the Company evidencing an Option.

                                   ARTICLE 3
                          ADMINISTRATION OF THE PLAN

        Section 3.1. Administrator of the Plan. The Plan shall be administered by the Committee.

        Section 3.2. Authority of Committee. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem

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necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

        Section 3.3. Effect of Committee Determinations. No member of the Committee or the Board or the Plan Administrator shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or to any settlement of any dispute between a Non-Employee Director and the Company. Any decision or action taken by the Committee or the Board with respect to an Option or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                                   ARTICLE 4
                                 PARTICIPATION

        Section 4.1. Election to Participate. Each Non-Employee Director is automatically eligible to participate in the Plan. A Non-Employee Director may participate in the Plan for a calendar year by delivering a properly completed and signed Primary Election Form to the Plan Administrator on or before the Election Date. The Non-Employee Director's participation in the Plan will be effective as of the first day of the calendar year beginning after the Plan Administrator receives the Non-Employee Director's Primary Election Form, or, in the case of a newly eligible Participant, on the first day of the calendar month beginning after the Plan Administrator receives such Non-Employee Director's Primary Election Form. A Participant shall not be entitled to any benefit hereunder unless such Participant has properly completed a Primary Election Form and deferred the receipt of his or her Annual Compensation pursuant to the Plan.

        Section 4.2. Irrevocable Election. A Participant may not revoke or change his or her Primary Election Form for a calendar year; provided, however, that a Participant may, by filing a Secondary Election Form with the Plan Administrator within the period provided in the Plan, subsequently elect to convert the balance in his or her Interest Account to Options in accordance with
Article 6.

        Section 4.3. No Right to Continue as a Director. Nothing contained in the Plan shall be deemed to give any Non-Employee Director the right to be retained as a director of the Company.

                                   ARTICLE 5
                                 PLAN BENEFITS

        Section 5.1. Deferred Annual Compensation. A Non-Employee Director may elect to defer up to 100% of his or her Annual Compensation (in 10% increments but not less than 50%) to his or her Interest Account and/or by conversion to Options in accordance with the terms of the Plan. For bookkeeping purposes, the amount of the Annual Compensation which a Non-

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Employee Director elects to defer pursuant to the Plan shall be transferred to and held in individual Interest Accounts (in annual designations) pending distribution in cash or the conversion to Options, if applicable, pursuant to
Article 6.

        Section 5.2. Time of Election of Deferral. A Non-Employee Director who wishes to defer Annual Compensation for a calendar year must irrevocably elect to do so on or prior to the Election Date for such calendar year, by delivering a valid Primary Election Form to the Plan Administrator. The Primary Election Form shall indicate: (1) the percentage of Annual Compensation to be deferred, and (2) the form and timing of payout of deferred amounts.

        Section 5.3. Interest Accounts. Amounts in a Participant's Interest Account will be credited with interest as of the last day of each calendar quarter (or such other day as determined by the Plan Administrator, which, in the case of amounts converted to Options under the Plan, shall be the date of such conversion) at the rate set from time to time by the Committee to be applicable to the Interest Accounts of all Participants under the Plan. To the extent required for bookkeeping purposes, a Participant's Interest Accounts will be segregated to reflect deferred Annual Compensation on a year-by-year basis. For example, a 1997 Interest Account, a 1998 Interest Account, and so on.
Within a reasonable time after the end of each calendar year, the Plan Administrator shall report in writing to each Participant the amount held in his or her Interest Accounts at the end of the year.

        Section 5.4. Responsibility for Investment Choices. Each Participant is solely responsible for any decision to defer Annual Compensation into his or her Interest Account or convert Annual Compensation to Options under the Plan and accepts all investment risks entailed by such decision, including the risk of loss and a decrease in the value of the amounts he or she elects to defer.

        Section 5.5.  Form of Payment.

                (a) Payment Commencement Date. Payment of the balances in a Participant's Interest Accounts shall commence on the earliest to occur of (a) December 31 of the fifth year after the year with respect to which the deferral was made, (b) the first Business Day of the fourth month after the Participant's death, or (c) the Participant's termination as a Non-Employee Director other than by reason of death.

                (b) Optional Forms of Payment. Distributions from a Participant's Interest Accounts may be paid to the Participant either in a lump sum or in a number of approximately equal monthly installments designated by the Participant on his or her Primary Election Form. Such monthly installments may be for any number of months up to 120 months; provided, however, that in the event of the Participant's death during the payout period, the remaining balance shall be payable to the Participant's Beneficiary in a lump sum on the first Business Day of the fourth month after the Participant's death. If a Participant elects to receive a distribution of his or her Interest Accounts in installments, the Plan Administrator may purchase an annuity from an insurance company which annuity will pay the Participant the desired annual installments. If the Plan Administrator purchases an annuity contract, the Eligible Executive will have no further

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rights to receive payments from the Company or the Plan with respect to the amounts subject to the annuity. If the Plan Administrator does not purchase an annuity contract, the value of the Interest Accounts remaining unpaid shall continue to receive allocations of return as provided in Section 5.3. If the Participant fails to designate a payment method in the Participant's Primary Election Form, the Participant's Account shall be distributed in a lump sum.

                (c) Irrevocable Elections. A Participant may elect a different payment form for each year's Annual Compensation deferred under the Plan. The payment form elected or deemed elected on the Participant's Primary Election Form shall be irrevocable.

                (d) Acceleration of Payment. If a Participant elects an installment distribution and the value of such installment payment elected by the Participant would result in a distribution of less than $3,000 per year, the Plan Administrator may accelerate payment of the Participant's benefits over a lesser number of whole years so that the annual amount distributed is at least $3,000. If payment of the Participant's benefits over a five year period will not provide annual distributions of at least $3,000, the Participant's Account shall be paid in a lump sum.

                (e) Effect of Competition. Notwithstanding the Primary Election Form or any provision set forth herein, the entire balance of a Participant's Interest Accounts shall be paid immediately to the Participant a lump sum in the event the Participant ceases to be a Non-Employee Director and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Company or an affiliated company, or becomes employed by any governmental agency having jurisdiction over the activities of the Company or an affiliated company.

                (f) Effect of Adverse Determination. Notwithstanding the Primary Election Form or any provision set forth herein, if the Internal Revenue Service determines, for any reason, that all or any portion of the amounts credited under this Plan is currently includable in the taxable income of any Participant, then the amounts so determined to be includable in income shall be distributed in a lump sum to such Participant as soon as practicable.

                (g) Payment to Beneficiary. Upon the Participant's death, all unpaid amounts held in the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum on the first Business Day of the fourth month following the Participant's death.

        Section 5.6. Financial Hardship. The Plan Administrator may, in its sole discretion, accelerate the making of payment to a Participant of an amount reasonably necessary to handle a severe financial hardship of a sudden and unexpected nature due to causes not within the control of the Participant. All financial hardship distributions shall be made in cash in a lump sum. Such payments will be made on a first-in, first-out basis so that the oldest Annual Compensation deferred under the Plan shall be deemed distributed first in a financial hardship.

        Section 5.7. Payment to Minors and Incapacitated Persons. In the event that any amount is payable to a minor or to any person who, in the judgment of the Plan Administrator, is incapable of making proper disposition thereof, such payment shall be made for the benefit of such

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minor or such person in any of the following ways as the Plan Administrator, in its sole discretion, shall determine:

                (a) By payment to the legal representative of such minor or such person;

                (b)     By payment directly to such minor or such person;

                (c) By payment in discharge of bills incurred by or for the benefit of such minor or such person. The Plan Administrator shall make such payments without the necessary intervention of any guardian or like fiduciary, and without any obligation to require bond or to see to the further application of such payment. Any payment so made shall be in complete discharge of the Plan's obligation to the Participant and his or her Beneficiaries.

        Section 5.8. Application for Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file certain forms as a condition precedent to receiving the payment of benefits. The Plan Administrator may rely upon all such information given to it, including the Participant's current mailing address. It is the responsibility of all persons interested in receiving a distribution pursuant to the Plan to keep the Plan Administrator informed of their current mailing addresses.

        Section 5.9. Designation of Beneficiary. Each Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his or her Beneficiary or Beneficiaries to whom the Participant's Account is to be paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation shall be on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant's lifetime. Each Beneficiary designation filed with the Plan Administrator will cancel all Beneficiary designations previously filed with the Plan Administrator. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

                                   ARTICLE 6
                               ELECTIVE OPTIONS

        Each Non-Employee Director shall be granted Options subject to the following terms and conditions:

        Section 6.1. Election to Receive Options. At any time, but only one time, during the calendar year immediately following the filing of a Primary Election Form under Article 5, a Participant shall have the right to convert into Options pursuant to this Article 6 the then-current balance (as of the date of such election to receive Options) in his or her Interest Account for the calendar year to which the Primary Election Form relates. For example, if a Primary Election Form is filed in December 1998 to defer Annual Compensation to be earned in 1999, the director may elect at any time in 1999 to convert such deferred amount to Options. To make such election, the Participant must file with the Plan Administrator a written irrevocable Secondary Election Form to receive Options as of the date of the election (the "Option Grant Date"). The

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exercise price per Share under each Option granted pursuant to this Article 6 shall, at the election of the Optionee as indicated on the Secondary Election Form, be either 100% of the Fair Market Value per Share on the Option Grant Date or a lesser percentage (but not less than 75%) of the Fair Market Value per Share on the Option Grant Date, such lesser percentage to be determined by the Committee from time to time. Such Secondary Election Form shall indicate the percentage of such Options to be granted at each Exercise Price, which choice may affect the number of Options to be received pursuant to Section 6.2.

        Section 6.2. Number and Terms of Options. The number of Shares subject to an Option granted pursuant to this Article 6 shall be the number of whole Shares equal to A divided by B, where:

                A = the dollar amount which the Non-Employee Director has elected pursuant to Section 6.1 to convert to Options; and

                B = the per share value of an Option on the Option Grant Date, as determined by the Committee using an option valuation model selected by the Committee in its discretion (such value to be expressed as a percentage of the Fair Market Value per Share on the Option Grant Date).

        In determining the number of Shares subject to an Option, (i) the Committee may designate the assumptions to be used in the selected option valuation model, and (ii) any fraction of a Share will be rounded up to the next whole number of Shares.

        Section 6.3. Exercise of Options. All Options shall be fully nonforfeitable, but shall be exercisable only at the time provided in this
Section 6.3 and Section 6.4 below. Each Option shall be first exercisable, cumulatively, as to 10% commencing on the each of the first through tenth anniversaries of the Option Grant Date. An Optionee's death, Disability, retirement or other termination of directorship or failure to be reelected as a director shall not shorten the term of any outstanding Option. In no event shall the period of time over which the Option may be exercised exceed eleven years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares. Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Company from the Optionee of payment in full in cash of the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised.

        Section 6.4. Accelerated Exercisability. Notwithstanding the normal exercisability schedule set forth in Section 6.3 hereof, any and all outstanding Options shall become immediately exercisable upon the first to occur of (i) the death of the Optionee, (ii) the Disability of the Optionee, (iii) the occurrence of a Change in Control, or (iv) the unanimous determination by the Committee that a particular Option or Options shall become fully exercisable. Upon acceleration, an Option will remain exercisable for the remainder of its original term.

        Section 6.5. Stock Option Award Notice. Each Option granted under the Plan shall be evidenced by a Stock Option Award Notice which shall be executed by an authorized officer of

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the Company. Such Award Notice shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the exercise price per Share of the Option and the means of payment therefor, (c) the term of the Option, and (d) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

        Section 6.6. Transferability of Options. No Option shall be assignable or transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, and (ii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Options.

                                   ARTICLE 7
                          SHARES SUBJECT TO THE PLAN

        Section 7.1. Shares Subject to the Plan. Subject to adjustment as provided in Article 9, the aggregate number of Shares which may be acquired upon the exercise of Options shall not exceed 800,000 Shares. Shares acquired upon exercise of Options may be newly issued Shares or previously issued and reacquired Shares, and there are hereby reserved for issuance under the Plan 800,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                                   ARTICLE 8
                           AMENDMENT AND TERMINATION

        Section 8.1. Amendment, Suspension or Early Termination. The Board may amend, suspend or terminate the Plan or any Stock Option Award Notice at any time; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, and no such amendment, modification or termination shall adversely affect any outstanding Options or Interest Accounts without the consent of the Participant.

                                   ARTICLE 9
                             ADJUSTMENT PROVISIONS

        Section 9.1. Change in Corporate Structure Affecting Shares. If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of

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Shares covered by each outstanding Option and the exercise price per Share under each outstanding Option and the number of shares underlying Options shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

        Section 9.2. Certain Reorganizations. Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

        Section 9.3. Acquisitions. In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

                                  ARTICLE 10
                                 MISCELLANEOUS

        Section 10.1. Withholding. If any Option granted under the Plan is or becomes subject to any withholding requirement, the Committee may require the Optionee to remit such withholding as a condition to exercising the Option or any portion thereof.

        Section 10.2. Compliance with SEC Regulations. All grants and exercises of Options under the Plan shall be executed in accordance with any applicable requirements of Section 16 of the Exchange Act, as amended and any regulations promulgated thereunder, to the extent applicable. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Exchange Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any Options granted thereunder to the Rule's requirements.

        Section 10.3. Validity. In the event that any provision of the Plan or any related Stock Option Award Notice is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Stock Option Award Notice.

        Section 10.4. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

        Section 10.5. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

        Section 10.6. Governing Law. The Plan shall be construed, governed and enforced in accordance with the law of Delaware, except as such laws are preempted by applicable federal law.

                                   EXHIBIT A

                             PRIMARY ELECTION FORM
                           [FOR CALENDAR YEAR 1999]

            ELECTION TO DEFER DIRECTOR COMPENSATION PURSUANT TO THE
                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Option Plan (the "Plan") with respect to the undersigned's annual cash retainer and meeting fees payable to the undersigned by Waddell & Reed Financial, Inc. (the "Company") for services as a director (and, if applicable, as a member or chairman of a committee of the Board of Directors) of the Company during the calendar year identified above ("Next Year's Annual Compensation"). Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

        I hereby irrevocably elect to defer into my Interest Account under the Plan __% [indicate any percentage from 50% to 100%, in 10% increments] of my Next Year's Annual Compensation until the earliest of (a) December 31 of the fifth year after the year identified above, (b) the first Business Day of the fourth month after my death, or (c) my termination as a director of the Company for any reason other than my death (the "Payment Date"); subject to, however, my ability under the Plan to make a one-time election at any time during the calendar year identified above, to be effective on the date such subsequent election is received by the Plan administrator, to convert the balance on such date in my Interest Account for such year to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan. Any amount remaining in my Interest Account on the Payment Date will be paid to me or my Beneficiary [please check ONE box] [ ] in cash in a lump sum on the Payment Date, or [ ] in approximately equal installments over ____ months [up to 120 months] beginning on the Payment Date; provided, however, that in the event of my death during such payout period, the remaining balance shall be payable to my Beneficiary in a lump sum on the first Business Day of the fourth month after my death.

        Executed this ____ day of December, 1998.



                                        ________________________________________
                                        (Name)

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

                                   EXHIBIT B

                            SECONDARY ELECTION FORM
                           [FOR CALENDAR YEAR 1999]

               ELECTION TO RECEIVE STOCK OPTIONS PURSUANT TO THE
    WADDELL & REED FINANCIAL, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        The following constitutes the irrevocable election of the undersigned under the Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Option Plan (the "Plan") with respect to the conversion to Options of the balance in the undersigned's Interest Account under the Plan for the year identified above. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

        I hereby irrevocably elect to convert, as of the date hereof, the balance in my Interest Account under the Plan for the year identified above to Options to purchase common stock of the Company in accordance with the terms and provisions of the Plan.

        I further elect that [please fill in the following blanks]:

        __% of such Options will be granted at an exercise price of __% of the Fair Market Value of the Company's common stock on the date of grant, and

        __% of such Options will be granted at an exercise price of 100% of the Fair Market Value of the Company's common stock on the date of grant.

        Executed this ____ day of _________, 1999.



                                        ________________________________________
                                        (Name)

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